UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2018

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)

303-925-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.

On February 7, 2018, Coral-US Co-Borrower LLC (the “Co-Borrower”) as borrower entered into the financing arrangements described below. The arrangements amend, supplement and/or restate (as described below) the credit agreement originally dated May 16, 2016 made between, amongst others, the Co-Borrower, the guarantors named therein (the “Guarantors”), and The Bank of Nova Scotia as administrative agent (as amended and/or restated from time to time, the “Credit Agreement”). The Co-Borrower is a wholly-owned indirect subsidiary Cable & Wireless Communications Limited, which is a wholly-owned indirect subsidiary of Liberty Latin America Ltd.

The net effect of the financing arrangements described below, which became effective on February 7, 2018, includes:

•	a reduction in the interest payable under the Credit Agreement in respect of term loans, from LIBOR plus 3.50% per annum to LIBOR plus 3.25% per annum; and

•	an extension of the maturity date of the term loans under the Credit Agreement.

The Co-Borrower, the Guarantors and The Bank of Nova Scotia as administrative agent, among others, entered into a $1,875 million additional facility joinder agreement (the “Additional Facility Joinder Agreement”) pursuant to the Credit Agreement. Under the terms of the Additional Facility Joinder Agreement, certain lenders agreed to provide a $1,875 million term loan facility (the “Additional Term B-4 Facility”) to the Co-Borrower. The final maturity date for Additional Term B-4 Facility is January 31, 2026. The Additional Term B-4 Facility bears interest at a rate of LIBOR plus 3.25% per annum subject to a LIBOR floor of 0.00%.

The advance made under the Additional Term B-4 Facility on February 9, 2018 was issued at a price of 99.875% of the principal amount. The proceeds of the advance under the Additional Term B-4 Facility were used for the repayment or prepayment of existing indebtedness of members of the Restricted Group under the Credit Agreement and the payment of fees and expenses in connection with the refinancing.

The Additional Facility Joinder Agreement provides that the lenders under Additional Term B-4 Facility consent to the amendments to the covenants and other provisions of the Credit Agreement outlined in the Additional Facility Joinder Agreement (including in the schedule thereto). The consent of the requisite lenders for certain amendments has been obtained under the Credit Agreement, and such amendments may be implemented at the election of the Co-Borrower.

The foregoing descriptions of the Additional Facility Joinder Agreement, the Additional Term B-4 Facility and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Additional Facility Joinder Agreement (including the respective schedules thereto), a copy of which is attached hereto at Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name

4.1	Additional Facility Joinder Agreement dated February 7, 2018 and entered into between, among others, Sable International Finance Limited, Coral-US Co-Borrower LLC and The Bank of Nova Scotia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ Tom Barrett
Tom Barrett
Vice President

Date: February 12, 2018

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